    As filed with the Securities and Exchange Commission on October 18, 1996
                                     Registration No. 34-___________________

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    ______________

                                       FORM 8-A

                             FOR REGISTRATION OF CERTAIN
                            CLASSES OF SECURITIES PURSUANT
                           TO SECTION 12(b) OR 12(g) OF THE
                         THE SECURITIES EXCHANGE ACT OF 1934
                       ________________________________________

                            TRIANGLE PHARMACEUTICALS, INC.
                (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                             56-1930728
    -------------------------     --------------------------------------
    (State of incorporation       (I.R.S. Employer Identification No.)
         or organization)


                      4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                             DURHAM, NORTH CAROLINA 27707
                  (Address of Principal Executive Office) (Zip Code)

If this form related to the       If this form relates to the
registration of a class of        registration of a class of
debt securities and is            debt securities and is to
effective upon filing pursuant    become effective
to General Instruction A(c)(1)    simultaneously with the
please check the following        effectiveness of a concurrent
box.  / /                         registration statement under
                                  the Securities Act of 1933
                                  pursuant to General
                                  Instruction A(c)(2) please
                                  check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered
         -------------------           ------------------------------
              Not applicable                    Not applicable

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Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $0.001 par value per share
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                                   (Title of class)

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                                   (Title of class)

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                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              See "Description of Capital Stock--Common Stock" in the Company's Registration Statement on Form S-1 (Registration No. 333-11793) filed with the Securities and Exchange Commission (the "Commission") on September 11, 1996 and any amendments to the Registration Statement made prior to the effective date (collectively, the "Registration Statement"), each of which is hereby incorporated herein by reference. The form of Prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.  EXHIBITS.*

              1. Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement.

              2. Form of Second Restated Certificate of Incorporation of the Company to be effective immediately prior to the Offerings, filed as Exhibit 3.2 to the Company's Registration Statement.

              3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

              4. Form of Restated Bylaws of the Company to be effective immediately prior to the Offerings, filed as Exhibit 3.4 to the Company's Registration Statement.

              5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.

         * Pursuant to Instruction II, each exhibit listed in this Item 2 is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with the Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed in this Item 2 was previously filed with the Commission as an exhibit to the Registration Statement.

                                          2.

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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             TRIANGLE PHARMACEUTICALS, INC.


Date:  October 18, 1996      By: /s/ DAVID W. BARRY
                                ---------------------------------------
                                  David W. Barry,
                                  Chairman and Chief Executive Officer

                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       EXHIBITS

                                          TO

                                       FORM 8-A

                                        UNDER

                           SECURITIES EXCHANGE ACT OF 1934


                            TRIANGLE PHARMACEUTICALS, INC.

                                    EXHIBIT INDEX


Exhibit
Number   Exhibit*
-------  -------

    1.   Restated Certificate of Incorporation of the Company, filed as Exhibit
         3.1 to the Company's Registration Statement.

    2. Form of Second Restated Certificate of Incorporation of the Company to be effective immediately prior to the Offerings, filed as Exhibit 3.2 to the Company's Registration Statement.

    3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

    4. Form of Restated Bylaws of the Company to be effective immediately prior to the Offerings, filed as Exhibit 3.4 to the Company's Registration Statement.

    5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.


* Pursuant to Instruction II, each exhibit listed above is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with the Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed above was previously filed with the Commission as an exhibit to the Registration Statement.